Exhibit 99

MBNA Reports Fourth Quarter Earnings of $.59 per Common Share
Increases Dividend 17% to $.56 Per Common Share
Announces New $2 billion Common Stock Repurchase Program

Wilmington, Delaware (1/20/05) -- MBNA Corporation announced today that net income for the fourth quarter of 2004 was $768.9 million or $.59 per common share, an increase of 9%, compared with $703.5 million or $.54 per common share for the fourth quarter of 2003. For the full year, net income rose to $2.68 billion or $2.05 per common share, an increase of 15% compared to $2.34 billion or $1.79 per common share for 2003.

"We grew earnings 15% in a slower industry growth environment and were able to launch several new and exciting programs such as our partnership with American Express and the acquisition of new businesses," said Bruce L. Hammonds, Chief Executive Officer of MBNA Corporation. "We are pleased with the results achieved in 2004."

In addition, MBNA’s Board of Directors has approved an increase of 17% in the quarterly dividend rate to $.14 per common share, which will increase the annual rate to $.56 per common share. MBNA has increased the dividend every year since it became a public company. The cash dividend is payable April 1, 2005 to stockholders of record as of March 15, 2005.

MBNA’s Board of Directors has also approved a share repurchase program and authorized the repurchase of up to $2 billion of common stock over the next 2 years. Stock repurchases will be done selectively based on capital levels, asset growth levels, and share performance. The program reflects the corporation’s commitment to return excess capital to stockholders while balancing the important objectives of asset growth and maintaining a strong balance sheet. This repurchase program will be in addition to the corporation’s existing share repurchase program which utilizes share repurchases to offset the impact of stock-based compensation programs.

MBNA announced that it will take a one-time restructuring charge in the first quarter of 2005. This restructuring charge is a result of the initiation of a voluntary early retirement program and a voluntary employee severance program. During the last several years, the corporation has taken steps to reduce its expenses through reduced hiring and other programs. Despite these efforts, MBNA remains staffed, particularly in management positions, at a level higher than anticipated business needs require. The company believes the voluntary early retirement and severance programs will assist the corporation in achieving staffing levels that meet expected future business needs and make MBNA more efficient.

The restructuring charge is expected to total approximately $300 million to $350 million pre-tax and result in anticipated pre-tax expense savings of approximately $150 million in 2005 and $200 million in 2006. Following the end of the voluntary early retirement and severance programs in March 2005, the corporation will undertake a review of its operations and look for opportunities to consolidate some of its facilities. The corporation may incur additional expenses for the disposition of fixed assets related to this consolidation.

"The restructuring we announced today was a difficult decision to make. We believe the programs we are offering to the people who work here are fair and provide those who elect to leave the company the ability to pursue other life goals," said Bruce L. Hammonds. "For our shareholders, this represents an important investment in our future. Combined with some important strategic initiatives started in 2004, we believe we are well positioned to achieve our long-term objectives." Some highlights for the year include:

•	Hundreds of thousands of Customers activated their American Express-branded cards in the fourth quarter taking advantage of the valuable benefits of an American Express branded card backed by MBNA’s top-notch Customer satisfaction.

•	Throughout 2004, MBNA reduced its reliance on 0% promotional offers as a driver of receivables growth and introduced a number of value-based products centered upon the WorldPoints rewards platform. MBNA is driving innovative products through its powerful affinity partner distribution network and providing Customers with a wide array of choices, based on their individual needs and interests. Whether Customers choose an NFL Extra Points Visa, a PGA Tour Platinum MasterCard, or one of many professional or alumni programs, MBNA has a credit card to fit each Customer’s individual needs and preferences.

•	Internationally, MBNA’s businesses in the United Kingdom, Canada, and Spain continue to provide additional loan growth opportunities through the same affinity marketing strategy that drove the company’s success over the last 20+ years. MBNA has more than 5,000 affinity partners in its U.S. and international businesses.

•	MBNA continued to diversify in 2004 with the purchases of Premium Credit Limited (PCL), MBNA’s premium financing company in the UK, and Sky Financial, MBNA’s professional practice financing business in the U.S.

Loan receivables at December 31, 2004 were $33.8 billion, an increase of $134.8 million over year-end 2003. Total managed loans at December 31, 2004 were $121.6 billion, an increase of $3.1 billion over year-end 2003.

Losses on loan receivables and managed loans for the fourth quarter of 2004 were 3.74% and 4.43%, respectively. Loan losses continue to be lower than published industry levels. Delinquency on loan receivables and managed loans was 3.29% and 4.13%, respectively, at December 31, 2004.

As previously announced, MBNA has scheduled an investor webcast on Friday, January 21, 2005 at 10:30 a.m. during which Bruce L. Hammonds and Kenneth A. Vecchione, MBNA’s Chief Financial Officer, will provide earnings growth expectations and updates on key business opportunities, including those noted above. This webcast will be available in the Investor Relations section of MBNA’s Web site (www.mbna.com).

This earnings release includes managed data. Please refer to MBNA Corporation and Subsidiaries Financial Highlights - Exhibit A for a quantitative reconciliation of reported and managed data. A business presentation that provides supplemental information regarding the fourth quarter of 2004 is available in the Investor Relations section of MBNA’s Web site (www.mbna.com).

This release includes forward-looking statements and estimates concerning the restructuring charge. Such statements and estimates are subject to risks and uncertainties that may cause the Corporation’s actual performance to differ materially from that set forth in such forward-looking statements and estimates. For example, the actual number and identity of people participating in the early retirement and severance programs, and the overall impact of the restructuring on the Corporation’s business, could affect the amount of the charge and the actual expense reductions in 2005 and 2006. Other factors that could cause the Corporation’s actual financial performance to differ materially from that set forth in the forward-looking statements and estimates contained herein include, but are not limited to, those described in "Important Factors Regarding Forward-Looking Statements" of the Corporation’s 2004 Quarterly Report on Form 10-Q for the quarter ended September 30, 2004. The estimates contained in this report represent the current estimates of the Corporation and the Corporation undertakes no obligation to update publicly or revise any such estimates or other forward-looking statements contained in this report.

About MBNA Corporation
MBNA (NYSE:KRB), the largest independent credit card lender in the world and a recognized leader in affinity marketing, is an international financial services company providing lending, deposit, and credit insurance products and services. MBNA credit cards and related products and services are endorsed by more than 5,000 organizations worldwide. MBNA employs approximately 28,000 people, each of whom is committed to satisfying the Customer. For more information, visit the company’s web site at www.mbna.com.

MBNA CORPORATION AND SUBSIDIARIES
FINANCIAL HIGHLIGHTS
(dollars in thousands, except per share amounts) (unaudited)

	For the Three Months		For the Twelve Months
	Ended December 31,		Ended December 31,
	2004	2003	2004	2003

INCOME STATEMENT DATA FOR THE PERIOD:

Net interest income	$663,090	$615,697	$2,536,801	$2,350,373
Provision for possible credit losses	256,750	334,157	1,146,855	1,392,701
Other operating income	2,156,644	2,153,198	8,258,386	7,825,480
Other operating expense	1,354,241	1,333,815	5,516,703	5,124,147
Net income	768,944	703,490	2,677,296	2,338,104

PER COMMON SHARE DATA FOR THE PERIOD:

Earnings	$.60	$.55	$2.08	$1.82
Earnings-assuming dilution	.59	.54	2.05	1.79
Dividends	.12	.10	.48	.36
Book value	10.26	8.53

RATIOS:

Net interest margin (a)	5.36%	5.35%	5.33%	5.37%
Return on average total assets	4.96	4.76	4.39	4.16
Return on average stockholders' equity	23.28	24.44	21.72	22.98
Stockholders' equity to total assets	21.59	18.80

Loan Receivables (b):
Delinquency (c)	3.29	3.84
Net credit loss (d)	3.74	4.64	4.26	4.84

Sales volume:
Credit card	$35,630,796	$31,045,918	$128,565,008	$110,025,720
Other consumer	31,177	145,482	292,168	628,816
Commercial	2,361,490	1,870,922	8,350,305	6,863,666
Total sales volume	38,023,463	33,062,322	137,207,481	117,518,202
Cash advance volume:
Credit card	12,044,386	15,751,373	54,345,322	60,635,839
Other consumer	2,630,633	1,151,751	10,625,256	5,667,969
Commercial	1,317,502	97,537	3,983,290	471,863
Total cash advance volume	15,992,521	17,000,661	68,953,868	66,775,671
Total volume	$54,015,984	$50,062,983	$206,161,349	$184,293,873

MBNA CORPORATION AND SUBSIDIARIES
FINANCIAL HIGHLIGHTS
(dollars in thousands, except per share amounts) (unaudited)

	For the Three Months		For the Twelve Months
	Ended December 31,		Ended December 31,
	2004	2003	2004	2003

MANAGED DATA (e):

At Period End:
Loans held for securitization	$8,239,487	$13,084,105
Loan portfolio	25,519,363	20,539,972
Securitized loans	87,859,325	84,869,483
Total managed loans	$121,618,175	$118,493,560

Average for the Period:
Loans held for securitization	$7,489,841	$9,155,820	$8,893,754	$9,198,810
Loan portfolio	23,983,808	20,041,305	22,162,033	18,985,008
Securitized loans	87,495,650	84,574,458	87,040,251	81,691,156
Total managed loans	$118,969,299	$113,771,583	$118,096,038	$109,874,974

For the Period:
Delinquency (c)	4.13%	4.39%
Net credit loss (d)	4.43	4.97	4.74%	5.22%
Net interest margin (a)	7.94	8.30	7.98	8.39
Net interest income	$2,646,132	$2,642,109	$10,421,272	$10,204,638
Provision for possible credit losses	1,279,171	1,409,287	5,422,879	5,768,170
Other operating income	1,196,023	1,201,916	4,649,939	4,346,684

MBNA CORPORATION AND SUBSIDIARIES
FINANCIAL HIGHLIGHTS
(dollars in thousands, except per share amounts) (unaudited)

	For the Three Months		For the Twelve Months
	Ended December 31,		Ended December 31,
	2004	2003	2004	2003

BALANCE SHEET DATA AT PERIOD END:

Investment securities and money market instruments	$10,734,425	$9,581,715
Loans held for securitization	8,239,487	13,084,105

Credit card loans (f)	12,468,200	11,190,382
Other consumer loans (f)	9,089,065	8,017,730
Commercial loans (f)	3,962,098	1,331,860
Total loans	25,519,363	20,539,972
Reserve for possible credit losses	(1,136,558)	(1,216,316)
Net loans	24,382,805	19,323,656

Total assets	61,714,140	59,113,355
Total deposits	31,239,504	31,836,081
Long-term debt and bank notes	11,422,900	12,145,628
Stockholders’ equity	13,323,252	11,113,040

AVERAGE BALANCE SHEET DATA:

Investment securities and money market instruments	$13,614,416	$12,482,481	$12,446,434	$11,693,550
Loans held for securitization	7,489,841	9,155,820	8,893,754	9,198,810

Credit card loans (f)	11,258,462	10,986,068	10,325,720	10,071,707
Other consumer loans (f)	8,880,191	8,106,172	8,581,485	8,149,690
Commercial loans (f)	3,845,155	949,065	3,254,828	763,611
Total loans	23,983,808	20,041,305	22,162,033	18,985,008
Reserve for possible credit losses	(1,146,803)	(1,186,014)	(1,206,631)	(1,158,510)
Net loans	22,837,005	18,855,291	20,955,402	17,826,498

Total assets	61,698,858	58,645,383	60,952,688	56,232,903
Total deposits	31,864,907	31,612,425	31,893,637	31,880,540
Long-term debt and bank notes	11,437,197	11,826,642	11,715,410	10,557,593
Stockholders’ equity	13,140,972	11,419,413	12,328,216	10,172,778

Weighted average common shares outstanding (000)	1,277,987	1,277,748	1,277,833	1,278,166
Weighted average common shares outstanding and common stock equivalents (000)	1,296,521	1,297,300	1,297,178	1,295,142

NOTES:

(a)	Net interest margin ratios are presented on a fully taxable equivalent basis.

(b)	Loan receivables include loans held for securitization and the loan portfolio.

(c)	Delinquency represents accruing loans that are 30 days or more past due.

(d)	MBNA Corporation's net credit loss ratio is calculated by dividing annualized net credit losses, which exclude uncollectible accrued interest and fees and fraud losses, for the period by average loans, which include the estimated collectible billed interest and fees for the corresponding period.

(e)	MBNA Corporation allocates resources on a managed basis, and financial data provided to management reflects MBNA Corporation's results on a managed basis. Managed data assumes MBNA Corporation’s securitized loan principal receivables have not been sold and presents the earnings on securitized loan principal receivables in the same fashion as MBNA Corporation’s owned loans. Management, equity and debt analysts, rating agencies and others evaluate MBNA Corporation's operations on a managed basis because the loans that are securitized are subject to underwriting standards comparable to MBNA Corporation's owned loans, and MBNA Corporation services the securitized and owned loans, and the related accounts, together and in the same manner without regard to ownership of the loans. In a securitization, the account relationships are not sold to the trust. MBNA Corporation continues to own and service the accounts that generate the securitized loan principal receivables. The credit performance of the entire managed loan portfolio is important to understand the quality of loan originations and the related credit risks inherent in the owned portfolio and retained interests in its securitization transactions.

Exhibit A reconciles income statement data for the period to managed net interest income, managed provision for possible credit losses, and managed other operating income, and the loan receivables net credit loss ratio to the managed net credit loss ratio, the loan receivables delinquency ratio to the managed delinquency ratio, and the net interest margin ratio to the managed net interest margin ratio. Managed other operating income includes the impact of the gain recognized on securitized loan principal receivables in accordance with Statement of Financial Accounting Standards No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities - a replacement of FASB Statement No. 125" ("Statement No. 140").

(f)	The Corporation reclassified certain loan products to separately report its commercial loan products. Business card products were reclassified from credit card loans to commercial loans, and all other commercial loan products were reclassified from other consumer loans to commercial loans.

MBNA CORPORATION AND SUBSIDIARIES
FINANCIAL HIGHLIGHTS
(dollars in thousands, except per share amounts) (unaudited)

EXHIBIT A

RECONCILIATION OF INCOME STATEMENT DATA FOR THE PERIOD TO MANAGED NET
INTEREST INCOME, MANAGED PROVISION FOR POSSIBLE CREDIT LOSSES,
AND MANAGED OTHER OPERATING INCOME

	For the Three Months		For the Twelve Months
	Ended December 31,		Ended December 31,
	2004	2003	2004	2003

Net interest income:
Net interest income	$663,090	$615,697	$2,536,801	$2,350,373
Securitization adjustments	1,983,042	2,026,412	7,884,471	7,854,265
Managed net interest income	$2,646,132	$2,642,109	$10,421,272	$10,204,638

Provision for possible credit losses:
Provision for possible credit losses	$256,750	$334,157	$1,146,855	$1,392,701
Securitization adjustments	1,022,421	1,075,130	4,276,024	4,375,469
Managed provision for possible credit losses	$1,279,171	$1,409,287	$5,422,879	$5,768,170

Other operating income:
Other operating income	$2,156,644	$2,153,198	$8,258,386	$7,825,480
Securitization adjustments	(960,621)	(951,282)	(3,608,447)	(3,478,796)
Managed other operating income	$1,196,023	$1,201,916	$4,649,939	$4,346,684

MBNA CORPORATION AND SUBSIDIARIES
FINANCIAL HIGHLIGHTS
(dollars in thousands, except per share amounts) (unaudited)

RECONCILIATION OF THE LOAN RECEIVABLES NET CREDIT LOSS RATIO TO THE MANAGED
NET CREDIT LOSS RATIO

	For the Three Months			For the Three Months
	Ended December 31, 2004			Ended December 31, 2003

	Net Credit Losses (a)	Average Loans Outstanding	Net Credit Loss Ratio (a)	Net Credit Losses (a)	Average Loans Outstanding	Net Credit Loss Ratio (a)

Loan receivables (b)	$294,664	$31,473,649	3.74%	$338,547	$29,197,125	4.64%
Securitized loans	1,022,421	87,495,650	4.67	1,075,130	84,574,458	5.08
Managed loans	$1,317,085	$118,969,299	4.43	$1,413,677	$113,771,583	4.97

	For the Twelve Months			For the Twelve Months
	Ended December 31, 2004			Ended December 31, 2003

	Net Credit Losses (a)	Average Loans Outstanding	Net Credit Loss Ratio (a)	Net Credit Losses (a)	Average Loans Outstanding	Net Credit Loss Ratio (a)

Loan receivables (b)	$1,324,176	$31,055,787	4.26%	$1,363,696	$28,183,818	4.84%
Securitized loans	4,276,024	87,040,251	4.91	4,375,469	81,691,156	5.36
Managed loans	$5,600,200	$118,096,038	4.74	$5,739,165	$109,874,974	5.22

RECONCILIATION OF THE LOAN RECEIVABLES DELINQUENCY RATIO TO THE MANAGED
DELINQUENCY RATIO

	December 31, 2004			December 31, 2003

	Delinquent Balances (c)	Ending Loans Outstanding	Delinquency Ratio (c)	Delinquent Balances (c)	Ending Loans Outstanding	Delinquency Ratio (c)

Loan receivables (b)	$1,111,441	$33,758,850	3.29%	$1,289,799	$33,624,077	3.84%
Securitized loans	3,913,656	87,859,325	4.45	3,913,851	84,869,483	4.61
Managed loans	$5,025,097	$121,618,175	4.13	$5,203,650	$118,493,560	4.39

MBNA CORPORATION AND SUBSIDIARIES
FINANCIAL HIGHLIGHTS
(dollars in thousands, except per share amounts) (unaudited)

RECONCILIATION OF THE NET INTEREST MARGIN RATIO TO THE MANAGED NET INTEREST MARGIN RATIO

	For the Three Months Ended			For the Three Months Ended
	December 31, 2004			December 31, 2003
	Average Earning Assets	Net Interest Income	Net Interest Margin Ratio	Average Earning Assets	Net Interest Income	Net Interest Margin Ratio
Net interest margin (d):
Investment securities and money market instruments	$13,614,416			$12,482,481
Other interest-earning assets	4,181,080			4,010,412
Loan receivables (b)	31,473,649			29,197,125
Total	$49,269,145	$663,403	5.36%	$45,690,018	$615,919	5.35%
Securitization adjustments:
Investment securities and money market instruments	$-			$-
Other interest-earning assets	(4,109,680)			(3,940,599)
Securitized loans	87,495,650			84,574,458
Total	$83,385,970	1,983,042	9.46	$80,633,859	2,026,412	9.97
Managed net interest margin (d):
Investment securities and money market instruments	$13,614,416			$12,482,481
Other interest-earning assets	71,400			69,813
Managed loans	118,969,299			113,771,583
Total	$132,655,115	2,646,445	7.94	$126,323,877	2,642,331	8.30

	For the Twelve Months Ended			For the Twelve Months Ended
	December 31, 2004			December 31, 2003
	Average Earning Assets	Net Interest Income	Net Interest Margin Ratio	Average Earning Assets	Net Interest Income	Net Interest Margin Ratio
Net interest margin (d):
Investment securities and money market instruments	$12,446,434			$11,693,550
Other interest-earning assets	4,120,645			3,904,013
Loan receivables (b)	31,055,787			28,183,818
Total	$47,622,866	$2,537,790	5.33%	$43,781,381	$2,351,132	5.37%
Securitization adjustments:
Investment securities and money market instruments	$-			$-
Other interest-earning assets	(4,049,751)			(3,835,216)
Securitized loans	87,040,251			81,691,156
Total	$82,990,500	7,884,471	9.50	$77,855,940	7,854,265	10.09
Managed net interest margin (d):
Investment securities and money market instruments	$12,446,434			$11,693,550
Other interest-earning assets	70,894			68,797
Managed loans	118,096,038			109,874,974
Total	$130,613,366	10,422,261	7.98	$121,637,321	10,205,397	8.39

NOTES TO EXHIBIT A:

(a)	MBNA Corporation's net credit loss ratio is calculated by dividing annualized net credit losses, which exclude uncollectible accrued interest and fees and fraud losses, for the period by average loans, which include the estimated collectible billed interest and fees for the corresponding period.

(b)	Loan receivables include loans held for securitization and the loan portfolio.

(c)	Delinquency represents accruing loans that are 30 days or more past due.

(d)	Net interest margin ratios are presented on a fully taxable equivalent basis. The fully taxable equivalent adjustment for the three and twelve months ended December 31, 2004 was $313 and $989, respectively. The fully taxable equivalent adjustment for the three and twelve months ended December 31, 2003 was $222 and $759, respectively.